Exhibit 99.1

NEWS RELEASE

February 13, 2017

Noble Midstream Partners Reports Fourth Quarter and Full Year 2016 Results

Houston - Noble Midstream Partners LP (NYSE: NBLX) (“Noble Midstream” or the “Partnership”) today reported fourth quarter and full year 2016 financial and operations results.

Fourth Quarter Highlights include:

•	Net Income of $35 million, or $25 million attributable to the Partnership

•	Net Cash Provided by Operating Activities of $38 million

•	EBITDA[1] of $38 million, or $27 million attributable to the Partnership, an increase over the prior year quarter of 22%, or 16%, respectively

•	Increased the Partnership’s first full quarter distribution to $0.3925 ($1.57 annualized), a 4.7% increase from the minimum quarterly distribution

•	Distributable Cash Flow (“DCF”)[1] attributable to the Partnership of $25 million, resulting in DCF[1] coverage of 2.0x, based on the first full quarter distribution

•	Ended the year with $57 million in cash on hand and an undrawn $350 million credit facility

•	Record oil and gas gathering volumes of 64 thousand barrels of oil equivalent per day (MBoe/d), up 5% from the prior year quarter

•	Produced water gathering and fresh water delivery volumes of 11 thousand barrels of water per day (MBw/d) and 125 MBw/d, respectively

“I’m very pleased with the continued strength of our business, leading to an increased distribution in our first full quarter since our IPO while maintaining very strong coverage,” stated Terry R. Gerhart, Chief Executive Officer of Noble Midstream.

“This distribution increase commences our 20% annual distribution per unit growth objective, significantly accelerated from the IPO expectation. Driving the increase is the continued strong performance across all segments and activity acceleration in both the Delaware and DJ Basins.”

1 EBITDA and DCF are not Generally Accepted Accounting Principles (“GAAP”) measures. Definitions and reconciliations of these non-GAAP measures to GAAP reporting measures appear in the financial tables which follow.

Unless otherwise noted herein, all results included in this release reflect the results of our predecessor for accounting purposes, for periods prior to the closing of our initial public offering (“IPO”) on September 20, 2016, as well as the results of our Partnership, for the period subsequent to the closing of the IPO. We refer to certain results as “attributable to the Partnership,” which excludes the non-controlling interests in the development companies (“DevCos”) retained by Noble Energy, Inc. (“Noble Energy”). We believe the results “attributable to the Partnership” provide the best representation of the ongoing operations from which our unitholders will benefit.

Fourth Quarter 2016 Results

Oil and gas gathered volume for the quarter averaged 64 MBoe/d, an increase of 5% over the prior year quarter. Produced water gathered volume for the quarter averaged 11 MBw/d, an increase of 26% over the prior year quarter. Fresh water delivered for the quarter averaged 125 MBw/d, or 262 MBw per equivalent well, two and half times the fresh water per well rate in the prior year quarter.

In the fourth quarter, 28 equivalent wells, normalized to 4,500 lateral feet, were connected to our gathering systems, and 41 equivalent wells were completed. Equivalent wells connected and completed were below our guidance range due to timing shifts in late December; however, per well results continue to exceed initial expectations.

Fourth quarter revenues were $48 million and total operating expenses were $14 million, resulting in operating income of $34 million, an increase of 23% from the prior year quarter. Fourth quarter investment income of $1.0 million represents the Partnership’s 3.33% ownership in White Cliffs Pipeline LLC, which has been reclassified from revenue to other income retrospectively. Net income for the quarter was $35 million, or $25 million attributable to the Partnership, or $0.80 per limited partner unit. Net cash provided by operating activities was $38 million in the fourth quarter.

EBITDA1 was $38 million in the fourth quarter, or $27 million attributable to the Partnership, an increase of 16% increase over the prior year quarter, driven by increased gathering and fresh water delivery volumes. Attributable to the Partnership in the fourth quarter, cash interest expense was $0.2 million and maintenance capital expenditures totaled $2 million, resulting in DCF1 of $25 million and a DCF1 coverage ratio of 2.0x.

Capital expenditures in the fourth quarter totaled $19 million, including the following:

•	$11 million in the Laramie River DevCo primarily for the crude oil transmission line expected to come online in the third quarter 2017 for the Partnership’s third party customer in the DJ Basin

•
$2 million in the Blanco River DevCo on engineering design work and long lead items for the first Central Gathering Facilities (“CGF”) in the Delaware Basin to be placed in service in late second quarter 2017, and the second is expected to be in service by the end of 2017

•	$4 million in the Colorado River DevCo primarily on well connects in East Pony and Wells Ranch

As of December 31, 2016, the Partnership had $57 million in cash on hand and an undrawn $350 million unsecured revolving credit facility.

Fourth Quarter Distribution

On January 26, 2017, the Board of Directors of Noble Midstream’s general partner, Noble Midstream GP LLC, declared a fourth quarter cash distribution of $0.4333 per unit. The distribution is comprised of $0.3925 per unit with respect to the fourth quarter 2016 and $0.0408 per unit with respect to the 10-day period following the closing of the Partnership’s IPO on September 20, 2016 through September 30, 2016. The $0.3925 per unit distribution, the Partnership’s first full quarter distribution since its IPO, represents a 4.7% increase over the Partnership’s minimum quarterly distribution of $0.375 per unit. The distribution is payable on February 14, 2017, to unitholders as of February 6, 2017.

Full Year 2016 Financial Results

For the full year 2016, the Partnership reported revenue of $161 million and operating expenses of $48 million, resulting in operating income of $113 million. Net income for the full year was $86 million, including $28 million of income taxes prior to the Partnership’s IPO. Net income attributable to the Partnership for the post IPO period was $28 million, or $0.89 per limited partner unit.

2016 capital expenditures totaled $33 million, or $25 million attributable to the Partnership.

Conference Call and Supplemental Information

Noble Midstream will host a webcast and conference call on Tuesday, February 14, 2017, at 1:00 p.m., Central Time, to discuss fourth quarter and year end results, 2017 guidance, and the previously announced joint venture with Plains All American Pipeline, L.P. Conference call numbers for participation are 877-883-0383, or 412-902-6506 for international calls. The passcode number is 9134791. The live audio webcast and a replay will be accessible on the ‘Investors’ page of the Partnership’s website at www.nblmidstream.com. Presentation materials are available at the same location on the Partnership's website.

About Noble Midstream Partners LP

Noble Midstream is a growth-oriented Delaware master limited partnership formed by Noble Energy to own, operate, develop and acquire a wide range of domestic midstream infrastructure assets. We currently provide crude oil, natural gas, and water-related midstream services for Noble Energy in the DJ Basin in Colorado. Our areas of focus are in the DJ Basin and the Delaware Basin in Texas. For more information, please visit www.nblmidstream.com.

Forward Looking Statements

This news release contains certain “forward-looking statements” within the meaning of federal securities law. Words such as “anticipates”, “believes”, “expects”, “intends”, “will”, “should”, “may”, “estimates”, and similar expressions may be used to identify forward-looking statements. Forward-looking statements are not statements of historical fact and reflect the Partnership’s current views about future events. No assurances can be given that the forward-looking statements contained in this news release will occur as projected and actual results may differ materially from those projected. Forward-looking statements are based on current expectations, estimates and assumptions that involve a number of risks and uncertainties that could cause actual results to differ materially from those projected. These risks include, without limitation, Noble Energy’s ability to meet its drilling and development plans, changes in general economic conditions, competitive conditions in the Partnership’s industry, actions taken by third-party operators, gatherers, processors and transporters, the demand for crude oil and natural gas gathering and processing services, the Partnership’s ability to successfully implement its business plan, the Partnership’s ability to complete internal growth projects on time and on budget, the price and availability of debt and equity financing, the availability and price of crude oil and natural gas to the consumer compared to the price of alternative and competing fuels, and other risks inherent in the Partnership’s business that are discussed in its most recent registration statement on Form S-1 and in other reports on file with the Securities and Exchange Commission (“SEC”). These reports are also available from the Partnership’s office or website, www.nblmidstream.com. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. Noble Midstream does not assume any obligation to update forward-looking statements should circumstances, management’s estimates, or opinions change.

Non-GAAP Measures

This news release also contains certain non-GAAP measures of financial performance that management believes are good tools for internal use and the investment community in evaluating Noble Midstream’s overall financial performance. Please see the attached schedules for definitions and reconciliations of the non-GAAP financial measures used in this news release to the most directly comparable GAAP financial measures.

Contacts:

Chris Hickman
VP, Investor Relations
(281) 943-1622
chris.hickman@nblmidstream.com

Schedule 1
Noble Midstream Partners LP
Affiliate Revenue and Throughput Volume Statistics
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Colorado River DevCo
Crude Oil Gathering Volumes (Bbl/d)	45,263	47,809	45,236	33,977
Natural Gas Gathering Volumes (MMBtu/d)	145,752	102,804	132,147	86,103
Produced Water Gathering Volumes (Bbl/d)	11,022	8,746	10,592	5,198
Fresh Water Delivery Volumes (Bbl/d)	76,190	57,838	64,306	30,746
Gathering and Fresh Water Delivery Revenues — Affiliate (in thousands)	$36,504	$31,100	$132,161	$72,641

San Juan River DevCo
Fresh Water Delivery Volumes (Bbl/d)	48,560	20,532	22,423	21,234
Fresh Water Delivery and Water Services Revenues — Affiliate (in thousands)	$10,471	$3,270	$17,272	$10,498

Green River DevCo
Fresh Water Delivery Volumes (Bbl/d)	—	—	7,498	—
Fresh Water Delivery and Water Services Revenues — Affiliate (in thousands)	$(95)	$—	$4,728	$—

Total Gathering Systems
Crude Oil Gathering Volumes (Bbl/d)	45,263	47,809	45,236	33,977
Natural Gas Gathering Volumes (MMBtu/d)	145,752	102,804	132,147	86,103
Produced Water Gathering Volumes (Bbl/d)	11,022	8,746	10,592	5,198
Gathering Revenues — Affiliate (in thousands)	$26,848	$21,409	$94,160	$56,042

Total Fresh Water Delivery
Fresh Water Services Volumes (Bbl/d)	124,750	78,370	94,227	51,980
Fresh Water Delivery Revenues — Affiliate (in thousands)	$20,033	$12,961	$60,001	$27,097

Schedule 2
Noble Midstream Partners LP
Consolidated Statements of Operations
(in thousands, except per unit amounts, unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Revenues
Crude Oil, Natural Gas and Produced Water Gathering — Affiliate	$26,848	$21,409	$94,160	$56,042
Fresh Water Delivery — Affiliate	20,033	12,961	60,001	27,097
Crude Oil Treating — Affiliate	1,281	1,438	5,371	4,403
Other — Affiliate	303	295	1,192	295
Total Revenues	48,465	36,103	160,724	87,837
Costs and Expenses
Direct Operating	9,108	5,781	29,107	16,933
Depreciation and Amortization	2,414	1,935	9,066	6,891
General and Administrative	2,503	413	9,914	2,771
Total Operating Expenses	14,025	8,129	48,087	26,595
Operating Income (Loss)	34,440	27,974	112,637	61,242
Other (Income) Expense
Interest Expense, Net of Amount Capitalized	266	1,807	3,373	4,595
Investment Income	(1,017)	(1,203)	(4,526)	(4,621)
Total Other (Income) Expense	(751)	604	(1,153)	(26)
Income (Loss) Before Income Taxes	35,191	27,370	113,790	61,268
Income Tax Provision (Benefit)	—	10,509	28,288	23,226
Net Income (Loss) and Comprehensive Income (Loss)	35,191	$16,861	85,502	$38,042
Less: Net Income Prior to the Offering on September 20, 2016	—		45,990
Net Income Subsequent to the Offering on September 20, 2016	35,191		39,512
Less: Net Income Attributable to Noncontrolling Interests Subsequent to the Offering on September 20, 2016	9,826		11,054
Net Income Attributable to Noble Midstream Partners LP Subsequent to the Offering on September 20, 2016	$25,365		$28,458

Net Income Subsequent to the Offering on September 20, 2016 Per Limited Partner Unit — Basic and Diluted
Common Units	$0.80		$0.89
Subordinated Units	$0.80		$0.89

Average Limited Partner Units Outstanding — Basic and Diluted
Common Units — Public	14,375		14,375
Common Units — Noble	1,528		1,528
Subordinated Units — Noble	15,903		15,903

EBITDA Attributable to Noble Midstream Partners LP Subsequent to the Offering on September 20, 2016 (Non-GAAP)	$27,370		$30,655

Distributable Cash Flow of Noble Midstream Partners LP Subsequent to the Offering on September 20, 2016 (Non-GAAP)	$25,303		$28,383

Schedule 3
Noble Midstream Partners LP
Reconciliations to Distributable Cash Flow (Non-GAAP)
Non-GAAP Financial Measures
This news release, the financial tables and other supplemental information include EBITDA and Distributable Cash Flow, both of which are non-GAAP measures which may be used periodically by management when discussing our financial results with investors and analysts. The following presents a reconciliation of each of these non-GAAP financial measures to their nearest comparable GAAP measure.

We define EBITDA as net income before income taxes, net interest expense, depreciation and amortization. EBITDA is used as a supplemental financial measure by management and by external users of our financial statements, such as investors, industry analysts, lenders and ratings agencies, to assess:

•	our operating performance as compared to those of other companies in the midstream energy industry, without regard to financing methods, historical cost basis or capital structure;

•	the ability of our assets to generate sufficient cash flow to make distributions to our partners;

•	our ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

We define Distributable Cash Flow as EBITDA less estimated maintenance capital expenditures and cash interest paid. Distributable Cash Flow is used by management to evaluate our overall performance. Our partnership agreement requires us to distribute all available cash on a quarterly basis, and Distributable Cash Flow is one of the factors used by the board of directors of our general partner to help determine the amount of available cash that is available to our unitholders for a given period. We calculate our Distributable Cash Flow (DCF) coverage ratio as Distributable Cash Flow for a given quarter divided by the aggregate amount of distributions declared in respect of such quarter. The DCF coverage ratio is used by management to illustrate our ability to make our distributions each quarter.

We believe that the presentation of EBITDA and Distributable Cash Flow provide information useful to investors in assessing our financial condition and results of operations. The GAAP measures most directly comparable to EBITDA and Distributable Cash Flow are net income and net cash provided by operating activities. EBITDA and Distributable Cash Flow should not be considered alternatives to net income, net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. EBITDA and Distributable Cash Flow exclude some, but not all, items that affect net income or net cash, and these measures may vary from those of other companies. As a result, EBITDA and Distributable Cash Flow as presented below may not be comparable to similarly titled measures of other companies.

EBITDA and Distributable Cash Flow should not be considered as alternatives to GAAP measures, such as net income, operating income, cash flow from operating activities, or any other GAAP measure of financial performance.

Schedule 3 (Continued)
Noble Midstream Partners LP
Reconciliations to Distributable Cash Flow (Non-GAAP)

Reconciliation of Net Income (GAAP) to Distributable Cash Flow (Non-GAAP)
(in thousands, unaudited)

	Three Months Ended December 31,
	2016	2015
Reconciliation from Net Income (GAAP) to Distributable Cash Flow (Non-GAAP)
Net Income and Comprehensive Income (GAAP)	$35,191	$16,861
Add:
Depreciation and Amortization	2,414	1,935
Interest Expense, Net of Amount Capitalized	266	1,807
Income Tax Provision	—	10,509
EBITDA (Non-GAAP)	37,871	$31,112
Less:
EBITDA Attributable to Noncontrolling Interests	10,501
EBITDA Attributable to Noble Midstream Partners LP (Non-GAAP)	27,370
Less:
Maintenance Capital Expenditures	1,892
Cash Interest Paid	175
Distributable Cash Flow of Noble Midstream Partners LP (Non-GAAP)	$25,303
Distributions (Declared)	12,484
Distribution Coverage Ratio (Declared)	2.0

	Year Ended December 31,
	2016	2015
Reconciliation from Net Income (GAAP) to Distributable Cash Flow (Non-GAAP)
Net Income and Comprehensive Income (GAAP)	$85,502	$38,042
Add:
Depreciation and Amortization	9,066	6,891
Interest Expense, Net of Amount Capitalized	3,373	4,595
Income Tax Provision (Benefit)	28,288	23,226
EBITDA (Non-GAAP)	126,229	$72,754
Less:
EBITDA Prior to the Offering on September 20, 2016	83,780
EBITDA Subsequent to the Offering on September 20, 2016 (Non-GAAP)	42,449
EBITDA Attributable to Noncontrolling Interests Subsequent to the Offering on September 20, 2016	11,794
EBITDA Attributable to Noble Midstream Partners LP Subsequent to the Offering on September 20, 2016 (Non-GAAP)	30,655
Less:
Maintenance Capital Expenditures	2,097
Cash Interest Paid	175
Distributable Cash Flow of Noble Midstream Partners LP Subsequent to the Offering on September 20, 2016 (Non-GAAP)	$28,383
Distributions (Declared)	13,782
Distribution Coverage Ratio (Declared)	2.1

Reconciliation of Net Cash Provided by Operating Activities (GAAP) to Distributable Cash Flow (Non-GAAP)
(in thousands, unaudited)

	Three Months Ended December 31,
	2016	2015
Reconciliation from Net Cash Provided by Operating Activities (GAAP) to Distributable Cash Flow (Non-GAAP)
Net Cash Provided by Operating Activities (GAAP)	$37,878	$8,390
Add:
Interest Expense, Net of Amount Capitalized	266	1,807
Changes in Operating Assets and Liabilities	(137)	20,746
Change in Income Tax Payable	—	164
Stock Based Compensation and Other	(136)	5
EBITDA (Non-GAAP)	37,871	$31,112
Less:
EBITDA Attributable to Noncontrolling Interests	10,501
EBITDA Attributable to Noble Midstream Partners LP (Non-GAAP)	27,370
Less:
Maintenance Capital Expenditures	1,892
Cash Interest Paid	175
Distributable Cash Flow of Noble Midstream Partners LP (Non-GAAP)	$25,303
Distributions (Declared)	12,484
Distribution Coverage Ratio (Declared)	2.0

	Year Ended December 31,
	2016	2015
Reconciliation from Net Cash Provided by Operating Activities (GAAP) to Distributable Cash Flow (Non-GAAP)
Net Cash Provided by Operating Activities (GAAP)	$118,451	$69,394
Add:
Interest Expense, Net of Amount Capitalized	3,373	4,595
Changes in Operating Assets and Liabilities	4,673	(1,254)
Change in Income Tax Payable	—	164
Stock Based Compensation and Other	(268)	(145)
EBITDA (Non-GAAP)	126,229	$72,754
Less:
EBITDA Prior to the Offering on September 20, 2016	83,780
EBITDA Subsequent to the Offering on September 20, 2016 (Non-GAAP)	42,449
EBITDA Attributable to Noncontrolling Interests Subsequent to the Offering on September 20, 2016	11,794
EBITDA Attributable to Noble Midstream Partners LP Subsequent to the Offering on September 20, 2016 (Non-GAAP)	30,655
Less:
Maintenance Capital Expenditures	2,097
Cash Interest Paid	175
Distributable Cash Flow of Noble Midstream Partners LP Subsequent to the Offering on September 20, 2016 (Non-GAAP)	$28,383
Distributions (Declared)	13,782
Distribution Coverage Ratio (Declared)	2.1

Schedule 4
Noble Midstream Partners LP
Consolidated Balance Sheets
(in thousands, unaudited)

	December 31, 2016		December 31, 2015
ASSETS
Current Assets
Cash and Cash Equivalents	$57,421		$26,612
Accounts Receivable — Affiliate	19,191		13,250
Other Current Assets	380		83
Total Current Assets	76,992		39,945
Property, Plant and Equipment
Total Property, Plant and Equipment, Gross	311,045		273,722
Less: Accumulated Depreciation and Amortization	(31,642)		(22,789)
Total Property, Plant and Equipment, Net	279,403		250,933
Investments	11,151		12,279
Deferred Charges	1,813		2,161
Total Assets	$369,359		$305,318
LIABILITIES
Current Liabilities
Accounts Payable — Affiliate	$1,452		$4,735
Accounts Payable — Trade	12,501		18,356
Current Portion of Capital Lease	4,786		—
Ad Valorem Tax	1,187		990
Other Current Liabilities	430		164
Total Current Liabilities	20,356		24,245
Deferred Tax Liability	—		13,140
Asset Retirement Obligations	5,415		3,612
Other Long-Term Liabilities	683		782
Total Liabilities	26,454		41,779
EQUITY
Parent Net Investment	—		263,539
Partners' Equity
Limited Partner
Common Units — Public (14,375 units outstanding as of December 31, 2016)	311,872	—	—
Common Units — Noble (1,528 units outstanding as of December 31, 2016)	(3,534)		—
Subordinated Units — Noble (15,903 units outstanding as of December 31, 2016)	(36,799)		—
Noncontrolling Interests	71,366		—
Total Equity	342,905		263,539
Total Liabilities and Equity	$369,359		$305,318